SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                   Pursuant to Section 13 or 15 (d) of the
                       Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):     October 2, 1995

                          DIXIE NATIONAL CORPORATION
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            (Exact name of registrant as specified in its charter)


    Mississippi                      0-3296                    64-0440887
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  (State or other                 (Commission                (IRS employer
   jurisdiction of                 file number)            identification no.)
   incorporation)

 3760 I-55 North                                                 39211-6323
 Post Office Box 22587, Jackson, Mississippi                     39225-2587
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 (Address of principal executive offices)                        (Zip Code)

             Registrant's telephone number, including area code:
                                (601) 982-8210



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Item 2. Acquisition or Disposition of Assets.

     On October 2, 1995, Dixie National Corporation ("Corporation") completed the previously announced sale of its 99.3%-owned subsidiary, Dixie National Life Insurance Company ("Dixie Life") to Standard Life Insurance Company of Indiana ("Standard Life"). A description of Dixie Life, the terms of the sale and other related information, including a balance sheet separately showing the Dixie Life assets disposed of and the consolidated liabilities assumed or paid from proceeds of the sale, was set forth in the Corporation's Proxy Statement dated September 5, 1995 for the annual meeting of shareholders held on September 19, 1995. Such information is incorporated herein by reference.

     The Corporation received a total purchase price of $7,389,086, of which $3,646,468 was in cash. The Company used $1,720,000 of the cash proceeds to repay subordinated convertible notes and purchased from Dixie Life lease receivables of $503,258. Standard canceled a term note payable to it by the Corporation in the amount of $3,688,746. The Corporation will also receive up to $53,872 of collections after June 30, 1995 on a specific receivable as of that date by Dixie Life.

     Immediately following the sale of Dixie Life, the Company has total assets of approximately $5,500,000. Its only remaining debt is a mortgage loan of $470,000 secured by the home office of Dixie Life. The Company's assets include cash of $1,500,000 and marketable equity securities of $2,000,000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

     (2)(c) Second Restated Stock Purchase Agreement Restated as of August 30, 1995 effective as of April 18, 1995 among Standard Life Insurance Company of Indiana, Dixie National Life Insurance Company and Dixie National Corporation. This agreement is included as Appendix A in the Corporation's Proxy Statement dated September 5, 1995 for the annual meeting of shareholders held on September 19, 1995 and is incorporated herein by reference.

                                      2

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIXIE NATIONAL CORPORATION
                                              (REGISTRANT)

                                       BY: /s/Monroe M. Wright
                                       -----------------------------------
                                       Monroe M. Wright
                                       Senior Vice President and Treasurer

Date:  October 5, 1995